Exhibit 99.1

Company Contact:	Investor Relations
Stephen J. Hansbrough	Scott Liolios or Ron Both
Chairman, President & CEO	Liolios Group, Inc.
HearUSA, Inc	info@liolios.com
(561) 478-8770	(949) 574-3860

HEARUSA REPORTS RECORD FIRST QUARTER 2008 RESULTS

Sixth Consecutive Record Revenues Quarter, Up 21.6% to $28.7 Million

West Palm Beach, Fla. -- May 13, 2008 -- HearUSA, Inc. (AMEX: EAR), the recognized leader in hearing care for the nation’s top managed care providers through more than 190 company-owned hearing care centers and a network of over 1,900 affiliated providers, reported financial results for the first quarter ended March 29, 2008.

Highlights

•	Sixth consecutive quarter of record net revenues totaling $28.7 million, up 21.6% vs. Q1 2007
•	Acquired six centers with aggregate annual estimated revenues of $1.5 million.

Financial Results for First Quarter 2008

In the first quarter 2008, net revenues totaled a record $28.7 million, an increase of 21.6% from the $23.6 million reported in the first quarter of 2007. Approximately 12.2% of the increase is attributable to hearing care center acquisitions made during the last 12 months, with 9.4% due to organic growth. First quarter 2008 net revenues represented an increase of 4.2% from $27.6 million in the previous quarter. This was the company’s sixth consecutive quarter of record net revenues.

Income from operations was $1.1 million or 3.9% of net revenues, which includes a onetime charge related to the retirement of Dr. Paul A. Brown as chairman of the board totaling $811,000, or 2.8% of net revenues. This compares to income from operations of $1.6 million, or 7.0% of net revenues, in the first quarter of 2007. Operating income for the quarter was also affected by other additional expenses consisting of additional professional fees associated with year end tax consulting and the Sarbanes Oxley compliance review, additional regional management costs and operating losses incurred by the new North Carolina region.

Net loss applicable to common stockholders totaled $685,000 or ($0.02) per basic and diluted share, which includes the onetime charge associated with Dr. Brown’s retirement of $811,000 ($0.02 per basic and diluted share). This compares to a net loss of $595,000 or ($0.02) per basic and diluted share incurred in the first quarter of 2007.

Interest expense decreased $439,000 from $1.7 million in the first quarter of 2007 to $1.2 million in the first quarter of 2008 primarily as a result of the conversion of the 2003 convertible subordinated notes to common stock during the second quarter of 2007.

Q1 2008 Operational Highlights

HearUSA completed three transactions involving six centers with estimated annualized trailing twelve month revenues of $1.5 million during the first quarter of 2008. Subsequent to the end of the quarter, the company completed two more transactions for two centers with aggregate estimated annualized trailing twelve month revenues of $1.0 million.

“In this first quarter of 2008 we again raised the bar in terms of revenues,” said Stephen J. Hansbrough, president and CEO. “Despite an increasingly aggressive price-focused market, we were able to once again post strong organic growth. Concurrently, our acquisition program remains on track with more than $2.5 million in estimated annualized trailing twelve month revenues already added and another $8.2 million in LOIs currently pending. Given these positive factors as well as ongoing strong organic growth so far in Q2, we continue to expect fiscal 2008 revenues to increase at least 16% and exceed $120 million, with net earnings per basic share estimated between $0.08 and $0.11.”

Conference Call

The company will hold a conference call later today at 4:30 p.m. ET to discuss its first quarter 2008 financial results. Chairman, President, CEO Stephen J. Hansbrough and Executive Vice President and CFO Gino Chouinard will host the presentation, which will be followed by a question and answer period.

To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, request the HearUSA conference call and provide the conference ID:

Domestic callers: 1-800-895-1085

International callers: 1-785-424-1055

Conference ID#: 7HEARUSA

Internet Simulcast: http://viavid.net/dce.aspx?sid=00005054

If you have any difficulty connecting with the conference call or webcast, please contact the Liolios Group at 1-949-574-3860.

A replay of the call will be available later that evening and will be accessible until May 27, 2008. The replay call-in number is 1-800-839-1162 for domestic callers and 1-402-220-0398 for international.

About HearUSA

HearUSA, Inc. provides hearing care to patients primarily through more than 190 company-owned hearing care centers, which offer a complete range of quality hearing aids with an emphasis on the latest digital technology. HearUSA Centers are located in California, Florida, New York, New Jersey, Massachusetts, Ohio, Michigan, Missouri, North Carolina, and the province of Ontario, Canada. The company also derives revenues from its HearUSA Hearing Care Network, comprised of 1,900 affiliated audiologists in 49 states, as well as its website that enables online purchases of hearing related products, such as batteries, hearing aid accessories and assistive listening devices. For further information, click on “investor information” at the HearUSA website: www.hearusa.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995, including the statements that the company expects 2008 net revenue to increase at least 16% and exceed $120 million; and that the company expects 2008 net earnings per basic share in the range of $0.08 to $0.11. These statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include such factors as successful implementation of the company’s acquisition program; integration of the newly acquired centers and maintenance of revenue levels from those centers; the company’s ability to maintain cost controls and limit expenses; the ability of the company to maintain unit sales of Siemens hearing aids; market demand for the company’s goods and services; changes in the pricing environment; general economic conditions in those geographic regions where the company’s centers are located; the impact of competitive products; and other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission, including the company’s Form 10-K for the fiscal year ended December 29, 2007 and quarter ended March 31, 2008.

HearUSA, Inc.

Consolidated Statements of Operations

(unaudited)

	March 29, 2008	March 31, 2007
	(Dollars in thousands, except per share amounts)
Net revenues
Hearing aids and other products	$26,680	$21,972
Services	2,008	1,614
Total net revenues	28,688	23,586

Operating costs and expenses
Hearing aids and other products	7,588	5,738
Services	545	476
Total cost of products sold and services	8,133	6,214
Center operating expenses	14,023	11,609
General and administrative expenses	4,759	3,632
Depreciation and amortization	662	489
Total operating costs and expenses	27,577	21,944
Income from operations	1,111	1,642
Non-operating income (expenses):
Interest income	16	47
Interest expense	(1,241)	(1,680)
Loss from continuing operations before income tax expense, loss from discontinued operations and minority interest in income of consolidated Joint Venture	(114)	9
Income tax expense	(200)	(147)
Minority interest in income of consolidated joint venture	(336)	(424)
Net income (loss)	(650)	(562)
Dividends on preferred stock	(35)	(33)
Net income (loss) applicable to common stockholders	$(685)	$(595)

Net income (loss) applicable to common stockholders per common share – basic and diluted	$(0.02)	$(0.02)

Weighted average number of shares of common stock outstanding – basic and diluted	38,588	32,272

HearUSA, Inc.

Consolidated Balance Sheets

(unaudited)

ASSETS	March 29 2008,	December 29, 2007
	(Dollars in thousands)
Current assets
Cash and cash equivalents	$3,597	$3,369
Accounts and notes receivable, less allowance for
doubtful accounts of $525,000 and $498,000	9,491	8,825
Inventories	2,536	2,441
Prepaid expenses and other	1,468	1,283
Deferred tax asset	62	62
Total current assets	17,154	15,980
Property and equipment, net	4,251	4,356
Goodwill	63,912	63,134
Intangible assets, net	15,952	16,165
Deposits and other	701	691
Restricted cash and cash equivalents	216	216
Total Assets	$102,186	$100,542

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$13,375	$12,467
Accrued expenses	3,220	2,523
Accrued salaries and other compensation	3,968	3,521
Current maturities of long-term debt	11,611	10,746
Current maturities of subordinated notes, net of debt discount of $12,000 and $60,000	1,088	1,480
Dividends payable	34	34
Minority interest in net income of consolidated joint venture, currently payable	966	1,221
Total current liabilities	34,262	31,922
Long-term debt	36,008	36,499
Deferred income taxes	6,662	6,462
Total long-term liabilities	42,670	42,961
Commitments and contingencies	—	—

Stockholders’ equity
Preferred stock (aggregate liquidation preference $2,330,000, $1 par, 7,500,000 shares authorized)
Series H Junior Participating (none outstanding)	—	—
Series J (233 shares outstanding)	—	—
Total preferred stock	—	—

Common stock: $.10 par; 75,000,000 shares authorized 38,571,810 and 38,325,414 shares issued	3,857	3,833
Stock subscription	(412)	(412)
Additional paid-in capital	133,598	133,261
Accumulated deficit	(113,761)	(113,076)
Accumulated other comprehensive income	4,457	4,468
Treasury stock, at cost: 523,662 common shares	(2,485)	(2,485)
Total Stockholders’ Equity	25,254	25,589
Total Liabilities and Stockholders’ Equity	$102,186	$100,542